EXHIBIT NO. 99.(a) 7

MFS VARIABLE INSURANCE TRUST

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

TERMINATION OF SERIES

Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated December 16, 2004, as amended (the “Declaration”), of MFS Variable Insurance Trust, a business Trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS High Income Series, a series of the Trust, has been terminated.

Pursuant to Section 9.3 of the Declaration, the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby amend Section 10.3 of the Declaration to read in its entirety as follows:

“Section 10.3.  Principal Office.  The principal office of the Trust is 111 Huntington Avenue, Boston, Massachusetts 02199.  The Trustees, without a vote of Shareholders, may change the principal office of the Trust.”

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of September 11, 2013 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
Robert E. Butler	JOHN P. KAVANAUGH
c/o MFS Investment Management	John P. Kavanaugh
111 Huntington Avenue	c/o MFS Investment Management
Boston, MA 02199	111 Huntington Avenue
Boston, MA 02199

MAUREEN R. GOLDFARB
Maureen R. Goldfarb	ROBERT J. MANNING
c/o MFS Investment Management	Robert J. Manning
111 Huntington Avenue	MFS Investment Management
Boston, MA 02199	111 Huntington Avenue
Boston, MA 02199

DAVID H. GUNNING
David H. Gunning	J. DALE SHERRATT
c/o MFS Investment Management	J. Dale Sherratt
111 Huntington Avenue	c/o MFS Investment Management
Boston, MA 02199	111 Huntington Avenue
Boston, MA 02199

WILLIAM R. GUTOW
William R. Gutow	LAURIE J. THOMSEN
c/o MFS Investment Management	Laurie J. Thomsen
111 Huntington Avenue	c/o MFS Investment Management
Boston, MA 02199	111 Huntington Avenue
Boston, MA 02199

MICHAEL HEGARTY
Michael Hegarty	ROBERT W. UEK
c/o MFS Investment Management	Robert W. Uek
111 Huntington Avenue	c/o MFS Investment Management
Boston, MA 02199	111 Huntington Avenue
Boston, MA 02199